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                                                                     EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                              CORILLIAN CORPORATION

      Pursuant to Section 60.451 of the Oregon Revised Statutes, the undersigned corporation adopts the following Restated Articles of Incorporation, which shall supersede the existing Restated Articles of Incorporation of Corillian Corporation.

                                 ARTICLE 1. NAME

      The name of the corporation is Corillian Corporation (the "Corporation").

                               ARTICLE 2. DURATION

      The period of the Corporation's duration shall be perpetual.

                         ARTICLE 3. PURPOSES AND POWERS

      The purpose for which the Corporation is organized is to engage in any business, trade or activity which may lawfully be conducted by a corporation organized under the Oregon Business Corporation Act.

      The Corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purposes of the Corporation and to exercise any and all powers authorized or permitted under any laws that may be now or hereafter applicable or available to the Corporation.

                          ARTICLE 4. AUTHORIZED SHARES

      The total number of shares of capital stock which the Corporation shall have authority to issue shall be 190,000,000, consisting of (i) 150,000,000 shares of Common Stock, no par value per share (the "Common Stock"), and (ii) 40,000,000 shares of Preferred Stock, no par value per share (the "Preferred Stock").

      Set forth below is a statement of the preferences, limitation and relative rights of each class of stock of the Corporation.

4.1.  PREFERRED STOCK

      Except as otherwise expressly prohibited by the provisions of these Articles of Incorporation of the Corporation, shares of Preferred Stock may be issued from time

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to time in one or more series in any manner permitted by law as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine, subject to the provisions hereof, the rights and preferences of the shares of any series so established.

4.2.  COMMON STOCK.

      Subject to any preferential or other rights granted to any series of Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive dividends out of funds of the Corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors and shall be entitled to receive distributions legally payable to shareholders on the liquidation of the Corporation. The holders of shares of Common Stock, on the basis of one vote per share, shall have the right to vote in shareholder elections for members of the Board of Directors of the Corporation and the right to vote on all other shareholder matters, except where a separate class or series of the Corporation's shareholders vote by class or series.

                    ARTICLE 5. CLASSIFIED BOARD OF DIRECTORS

5.1   CLASSIFIED BOARD

      Whenever there are more than six Directors on the Board of Directors, the Board of Directors shall be divided into three classes, with such classes to be as equal in number as may be possible. Subject to the foregoing, the Board of Directors may assign the Directors to the classes of the Board of Directors in any manner. At the first election of Directors to such classified Board of Directors, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 Director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class 3 Director shall be elected to serve until the third ensuing annual meeting of shareholders. At each annual meeting of shareholders following the meeting at which the Board of Directors is initially classified, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article 5, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office.

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5.2   VACANCIES

      Any vacancy occurring on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, may be filled only by the Board of Directors, by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by a sole remaining Director. The shareholders of the Corporation may not fill vacancies on the Board of Directors, including vacancies resulting from an increase in the number of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office or, in the event of an increase in the number of Directors, for a term of office continuing only until the next election of Directors by the shareholders. A vacancy that will occur at a specific later date by reason of a resignation effective at such later date or otherwise may be filled before the vacancy occurs, but the new Director may not take office until the vacancy occurs. A Director elected to fill a vacancy becomes a member of the same class as his predecessor. If required due to an increase in the number of Directors or otherwise, the Board of Directors shall take appropriate steps, by designation of short terms or otherwise, to return the rotation of election of directors for each class to the original, staggered, three-year terms established by this Article 5.

5.3   AMENDMENT TO ARTICLE 5

      This Article may only be amended by the affirmative vote of at least two-thirds of the shares held by the members of each voting group entitled to vote on any such amendment.

                   ARTICLE 6. LIMITATION OF DIRECTOR LIABILITY

      To the fullest extent that the Oregon Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Corporation shall not be liable to the Corporation or its shareholders for any monetary damages for conduct as a director. Any amendment to or repeal of this Article or amendment to the Oregon Business Corporation Act shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                           ARTICLE 7. INDEMNIFICATION

      To the fullest extent not prohibited by law, the corporation: (i) shall indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise

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(including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was a director of the corporation, and (ii) may indemnify any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the corporation), by reason of the fact that the person is or was an officer, employee or agent of the corporation, or a fiduciary (within the meaning of the Employee Retirement Income Security Act of 1974), with respect to any employee benefit plan of the corporation, or serves or served at the request of the corporation as a director or officer of, or as a fiduciary (as defined above) of an employee benefit plan of, another corporation, partnership, joint venture, trust or other enterprise. This Article shall not be deemed exclusive of any other provisions for the indemnification of directors, officers, employees, or agents that may be included in any statute, bylaw, agreement, resolution of shareholders or directors or otherwise, both as to action in any official capacity and action in any other capacity while holding office, or while an employee or agent of the corporation. For purposes of this Article, "corporation" shall mean the corporation incorporated hereunder and any successor corporation thereof.

                         ARTICLE 8. REMOVAL OF DIRECTORS

      The Directors of this Corporation may be removed only for cause.

                                ARTICLE 9. VOTING

      The shareholders are authorized to adopt or amend one or more bylaws that fix a greater quorum or voting requirement for shareholders, or voting groups of shareholders, than is required by the Oregon Business Corporation Act.

                           ARTICLE 10. EFFECTIVE DATE

      These Restated Articles were adopted by the Board of Directors effective as of March 2, 2000, and approved by the Shareholders effective as of March 17, 2000.

                                          /s/ Terrence Ishida
                                          ___________________________________
                                          Name: Terrence Ishida
                                          Title: Chief Technology Officer


      The name and telephone number of the person to contact about this filing are:

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                                 Susan E. Kipper
                                 (503) 727-2000

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